FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        TRANSPORTATION COMPONENTS, INC.
            (exact name of registrant as specified in its charter)

            DELAWARE                                76-0562800
     (State of incorporation           (I.R.S. Employer Identification No.)
        or organization)

    THREE RIVERWAY, SUITE 630
         HOUSTON, TEXAS                                77056
(Address of principal executive offices)            (Zip Code)

           Securities to be registered to Section 12(b) of the Act:

       Title of each class                Name of each exchange on which
       to be so registered                each class is to be registered
       -------------------                ------------------------------
          COMMON STOCK,                       NEW YORK STOCK EXCHANGE
    PAR VALUE $.01 PER SHARE

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The information set forth under the caption "Description of Capital
Stock -- Common Stock and Restricted Common Stock" set forth in the Registration Statement on Form S-1 (Registration No. 333-50447) of Transportation Components, Inc., as amended, filed with the Securities and Exchange Commission is incorporated herein by reference.

ITEM 2.   EXHIBITS.

      None.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          TRANSPORTATION COMPONENTS, INC.

                                          By: /s/ PAUL E. PRYZANT
                                                  Paul E. Pryzant
                                                  Senior Vice President
                                                     and General Counsel


Date: May 21, 1997